EXHIBIT 4.3



                          SUPPLEMENTAL INDENTURE NO. 6


                          dated as of October 25, 2000

                                      among

                      TRIARC CONSUMER PRODUCTS GROUP, LLC,
                          SNAPPLE BEVERAGE GROUP, INC.,
                                   as Issuers,


                            ARBY'S ACQUISITION, LLC,
                                   RCAC, LLC,
                            as Subsidiary Guarantors

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee


                           --------------------------

                   10 1/4% Senior Subordinated Notes due 2009

                  THIS SUPPLEMENTAL INDENTURE No. 6 (this "Supplemental Indenture"), dated as of October 25, 2000, among TRIARC CONSUMER PRODUCTS GROUP, LLC, a Delaware limited liability company (the "Company"), SNAPPLE BEVERAGE GROUP, INC. a Delaware corporation formerly known as Triarc Beverage Holdings Corp. ("Snapple," and together with the Company, the "Issuers"), ARBY'S ACQUISITION, LLC, a Delaware limited liability company, as Subsidiary Guarantor (the "Purchaser"), RCAC, LLC, a Delaware limited liability company, as Subsidiary Guarantor ("RCAC"), and THE BANK OF NEW YORK, as Trustee (the "Trustee").

                                    RECITALS

                  WHEREAS, the Issuers, the Subsidiary Guarantors party thereto, and the Trustee entered into the Indenture, dated as of February 25, 1999 (as supplemented by Supplemental Indenture No. 1 dated as of February 26, 1999, Supplemental Indenture No. 2 dated as of September 8, 1999, Supplemental Indenture No. 3 dated as of December 6, 1999, Supplemental Indenture No. 4 dated as of January 2, 2000, and Supplemental Indenture No. 5 dated as of the date hereof, and as otherwise amended, supplemented and modified from time to time, the "Indenture"), relating to the Issuers' 10 1/4% Senior Subordinated Notes due 2009 (the "Notes");

                  WHEREAS, pursuant to a Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), between RCAC and the Purchaser, RCAC has agreed to sell to the Purchaser, and the Purchaser has agreed to acquire, all of the shares of capital stock of Arby's, Inc., a Delaware corporation ("Arbys"), for $[420 million] in cash (the "Transaction");

                  WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of September 15, 2000 (as amended, the "Merger Agreement"), by and among Cadbury Schweppes plc, an English public company ("CS"), CSN Acquisition Inc., a Delaware corporation, CRC Acquisition Inc., a Delaware corporation ("Merger Sub RC"), Triarc Companies, Inc., a Delaware corporation ("Triarc Parent"), Snapple, and Royal Crown Company, Inc., a Delaware corporation and a wholly owned subsidiary of RCAC ("RC"), an affiliate of CS will acquire all of the capital stock of RC through the merger of Merger Sub RC with and into RC (the "RC Disposition");

                  WHEREAS, RCAC is a Material Subsidiary Obligor and the Transaction may constitute (and, together with the RC Disposition will constitute) a sale of substantially all of the assets of RCAC for purposes of
Section 5.03(a) of the Indenture;

                  WHEREAS, Purchaser is an indirect, wholly owned subsidiary of Triarc Parent and an Affiliate of the Company;

                  WHEREAS, Section 5.03(a) of the Indenture provides that a Person which acquires, in one transaction or series of transactions, all or substantially all of the assets of a Material Subsidiary Obligor shall expressly assume, by an indenture

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supplemental to the Indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Material Subsidiary Obligor under its Subsidiary Guaranty and the Indenture;

                  WHEREAS, Arby's is a Material Subsidiary Obligor and the second sentence of Section 5.03(b)(i) provides that upon delivery by the Issuers to the Trustee of an Officer's Certificate and Opinion of Counsel to the effect that a sale or other disposition of a Material Subsidiary Obligor was made by the Issuers in accordance with the applicable provisions of the Indenture, including without limitation Section 4.09 thereof, the Trustee shall execute any documents reasonably required to evidence the release of such Material Subsidiary Obligor from its obligations under the Notes or its Subsidiary Guaranty, as the case may be, and the Indenture;

                  WHEREAS, the Issuers have delivered to Trustee an Officer's Certificate and Opinion of Counsel to the effect that the sale by RCAC to Purchaser of all of the capital stock of Arby's complies with the applicable provisions of the Indenture.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

                  Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

                  Section 2. The Purchaser, by its execution of this Supplemental Indenture, hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors including, but not limited to, Article 13, effective upon the completion of the Transaction.

                  Section 3. RCAC acknowledges and reaffirms its obligations under its Subsidiary Guaranty and the Indenture.

                  Section 4. Arby's and each of its Subsidiaries (which are set forth on Schedule I hereto) are released from all obligations and covenants under their Subsidiary Guaranties and the Indenture.

                  Section 5. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  Section 6. The recitals herein contained are made by the Issuers, and the Trustee assumes no responsibility for the correctness thereof.

                  Section 7. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

                  Section 8. This Supplemental Indenture is an amendment supplemental to the Indenture and said Indenture and this Supplemental Indenture shall henceforth be read together.

                  IN WITNESS WHEREOF, the parties have duly executed and delivered this Supplemental Indenture or have caused this Supplemental Indenture to be duly executed on their respective behalf by their respective officers thereunder duly authorized, as of the day and year first above written.


                                   TRIARC CONSUMER PRODUCTS
                                     GROUP, LLC, as Issuer


                                   By:  /s/ John L. Barnes, Jr.
                                        ---------------------------------------
                                        Name:  John L. Barnes, Jr.
                                        Title: Executive Vice President


                                   SNAPPLE BEVERAGE GROUP, INC.,
                                     as Issuer


                                   By:  /s/ John L. Barnes, Jr.
                                        ---------------------------------------
                                        Name:  John L. Barnes, Jr.
                                        Title: Executive Vice President


                                   ARBY'S ACQUISITION, LLC
                                   as a Subsidiary Guarantor


                                   By:  /s/ Brian L. Schorr
                                        ---------------------------------------
                                        Name:  Brian L. Schorr
                                        Title: Executive Vice President


                                   RCAC, LLC
                                   as a Subsidiary Guarantor


                                   By:  /s/ Brian L. Schorr
                                        ---------------------------------------
                                        Name:  Brian L. Schorr
                                        Title: Executive Vice President


                                   THE BANK OF NEW YORK, as Trustee


                                   By:  /s/ Julie Salovitch-Miller
                                        ---------------------------------------
                                        Name:  Julie Salovitch-Miller
                                        Title: Vice President

                        SCHEDULE I - ARBY'S SUBSIDIARIES



                  Arby's Building and Construction Co.
                  TJ Holding Company, Inc.
                  ARHC, LLC Arby's of Canada Inc.